Registration No.  333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

MAIDENFORM BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1724014
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

485F US Highway 1 South
Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

_____________________________

Maidenform Brand, Inc. 2009 Omnibus Incentive Plan
(f/k/a Maidenform Brands, Inc. 2005 Stock Incentive Plan)
(Full Title of the Plan)
_____________________________

Nanci Prado, Esq.
Executive Vice President, General Counsel and Secretary
Maidenform Brands, Inc.
485F US Highway 1 South
Iselin, NJ  08830
(Name and Address of Agent for Service)

(732) 621-2300
(Telephone Number, Including Area Code, of Agent For Service)
_____________________________

Copies to:

Ori Solomon, Esq.
Proskauer Rose LLP
1585 Broadway
New York, NY  10036
(212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

_____________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.01 per share	400,000	(1)	$12.82	(2)	$5,128,000	(2)	$286	(3)

(1)
Represents the additional number of shares of common stock, par value $.01 per share (“Common Stock”) of Maidenform Brands, Inc. (the “Corporation” or the “Registrant”) that may be granted under the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan (the “Plan”), as amended and restated effective May 21, 2009 (f/k/a the Maidenform Brands, Inc. 2005 Stock Incentive Plan).

(2)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the New York Stock Exchange on May 21, 2009.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 400,000 shares of Common Stock under the Plan.  A Registration Statement on Form S-8 has previously been filed on July 21, 2005 (Registration No. 333-126777) for the existing securities under the Plan.

Explanatory Note

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 400,000 shares of Common Stock (the “Additional Shares”) which may be awarded pursuant to an amendment and restatement of the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) authorized by the stockholders of the Registrant on May 21, 2009 (the “Restatement”).  The 2005 Plan was renamed pursuant to the Restatement as the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan (the “Plan”).  The Additional Shares are in addition to the 1,750,000 shares of the Common Stock which were previously registered with respect to the 2005 Plan pursuant to the Registration Statement on Form S-8 (Commission File No. 333-126777) filed on July 21, 2005 (the “Prior Registration Statement”) and increase the aggregate number of shares of Common Stock that may be subject to awards under the Plan from 1,750,000 to 2,150,000.  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Corporation are incorporated by reference herein:

1.	the Corporation’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, filed with the Commission on March 11, 2009;

2.	the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009, filed with the Commission on May 13, 2009;

3.
the Corporation’s Current Reports on Form 8-K filed with the Commission on January 6, 2009, January 12, 2009, January 16, 2009, March 4, 2009, April 2, 2009, April 9, 2009, April 22, 2009, May 13, 2009 and May 21, 2009; and

4.
the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Commission for the purpose of updating this description.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Corporation discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Corporation may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 as amended
(Registration Statement No. 333-124228)

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrants Quarterly Report on Form 10-Q, filed with the Commission on November 5, 2008)

4.3
Amended and Restated Stockholders Agreement, dated as of July 8, 2005, by and among the Registrant and the stockholders of the Registrant listed on the signature pages thereto (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 as amended (Registration Statement No. 333-124228)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Maidenform Brands, 2009 Omnibus Incentive Plan (incorporated by reference to Annex A to the Proxy Statement of the Registrant, filed with the Commission on April 22, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey on this 22nd day of May, 2009.

MAIDENFORM BRANDS, INC.

By:	/s/ Maurice S. Reznik
Maurice S. Reznik
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Maurice S. Reznik, Christopher W. Vieth and Nanci I. Prado, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Maidenform Brands, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice S. Reznik	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2009
Maurice S. Reznik

/s/ Christopher W. Vieth	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 22, 2009
Christopher W. Vieth

/s/ John A. Nelson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2009
John A. Nelson

/s/ Karen Rose	Director	May 22, 2009
Karen Rose

/s/ Norman Axelrod	Director	May 22, 2009
Norman Axelrod

/s/ Harold F. Compton	Director	May 22, 2009
Harold F. Compton

/s/ Barbara Eisenberg	Director	May 22, 2009
Barbara Eisenberg

/s/ David B. Kaplan	Director	May 22, 2009
David B. Kaplan

/s/ Adam L. Stein	Director	May 22, 2009
Adam L. Stein

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 as amended (Registration Statement No. 333-124228)

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrants Quarterly Report on Form 10-Q, filed with the Commission on November 5, 2008)

4.3
Amended and Restated Stockholders Agreement, dated as of July 8, 2005, by and among the Registrant and the stockholders of the Registrant listed on the signature pages thereto (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 as amended (Registration Statement No. 333-124228)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Maidenform Brands, 2009 Omnibus Incentive Plan (incorporated by reference to Annex A to the Proxy Statement of the Registrant, filed with the Commission on April 22, 2009)